                                                                    EXHIBIT 3.16

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                      DAVIS HOSPITAL & MEDICAL CENTER, INC.

      Pursuant to Section 242 of the Delaware General Corporation Law (the "Law"), Davis Hospital & Medical Center, Inc. hereby adopts the following Certificate of Amendment to its Certificate of Incorporation and does hereby certify:

      1. That by an action taken on unanimous written consent, the Board of Directors of Davis Hospital & Medical Center, Inc. duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      Article First of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

      "FIRST: The name of the corporation is Davis Hospital Holdings, Inc. (hereinafter called the "Corporation")."

      2. That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the Law.

      3. That the amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 228 of the Law.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation of Davis Hospital & Medical Center, Inc.

      Dated as of July 29, 2003

                                           DAVIS HOSPITAL & MEDICAL CENTER, INC.

                                           By: /s/ Frank A. Coyle
                                               ---------------------------------
                                           Name: Frank A. Coyle
                                           Title: Secretary




                                                     State of Delaware
                                                     Secretary of State
                                                  Division of Corporations
                                                Delivered 05:05 PM 07/29/2003
                                                  FILED 05:05 PM 07/29/2003
                                                SRV 030495259 - 3095682 FILE